Exhibit 3.2

RESTATED BYLAWS OF

SOUTH VALLEY BANCORP, INC.

ARTICLE 1

SHAREHOLDERS’ MEETINGS

SECTION 1.1 ANNUAL MEETING

An annual meeting of the shareholders will be held at such time, date and place as may be determined by the Board of Directors. At such meeting, the shareholders entitled to vote will elect a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 1.2 SPECIAL MEETINGS

Special meetings of shareholders will be held at any time on call of the President or the Board of Directors, or on request in writing by shareholders of record holding shares with at least 25 percent of the votes entitled to be cast on any matter proposed to be considered at the special meeting.

SECTION 1.3 NOTICE

Written notice stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, the notice will be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the current shareholder records of the Corporation, with postage prepaid.

SECTION 1.4 WAIVER OF NOTICE

A shareholder may, at any time, waive any notice required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act. Except as otherwise provided by this Section 1.4, the waiver must be in writing, must be signed by the shareholder and must be delivered to the Corporation for inclusion in the minutes and filing in the corporate records. A shareholder’s attendance at a meeting waives any objection to (a) lack of notice or defective notice, unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting and (b) consideration of any matter at the meeting that is not within the purpose or purposes described in the notice of a special meeting, unless the shareholder objects to considering the matter when it is first presented.

Page 1 – Restated Bylaws of South Valley Bancorp, Inc.

SECTION 1.5 FIXING RECORD DATE

The Board of Directors may fix in advance a date as record date for the purpose of determining the registered owners of stock or other securities entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof or to demand a special meeting. The record date will be not more than 70 days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than 10 days prior to the date on which the meeting is to be held or rights are to be exercised. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date. A new record date must be fixed if a meeting of the shareholders’ is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 1.6 VOTING

Except as otherwise provided in the Articles of Incorporation, each shareholder will be entitled to one vote, in person or by proxy, on each matter voted on at a shareholder’s meeting for each share of stock outstanding in such shareholder’s name on the records of the Corporation which is entitled to vote on such matter. Unless held as trustee or in another fiduciary capacity, shares may not be voted if held by another corporation in which the Corporation holds a majority of the shares entitled to vote for directors of such other corporation.

SECTION 1.7 QUORUM; VOTE REQUIRED

A majority of the shares entitled to vote on a matter, represented in person or by proxies, will constitute a quorum with respect to that matter at any meeting of the shareholders. If a quorum is present, action on a matter, other than the election of directors, is approved if the votes cast in favor of the action exceed the votes cast in opposition, unless the vote of a greater number is required by the Oregon Business Corporation Act or the Articles of Incorporation. Election of directors is governed by Section 2.1 of these Bylaws. Unless otherwise provided in the Articles of Incorporation, a majority of votes represented at a meeting of shareholders, whether or not a quorum, may adjourn the meeting to a different time, date, or place. No further notice of the adjourned meeting is required if the new time, date, and place is announced at the meeting prior to adjournment and the date is set 120 days or less from the date of the original meeting.

SECTION 1.8 ACTION WITHOUT MEETING

Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a written consent or consents, describing the action taken is signed by all of the shareholders entitled to vote on the action and is delivered to the Corporation for inclusion in the minutes and filing with the corporate records. The action is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document. Unless a record date for determining the shareholders entitled to take action without a meeting is otherwise established, the record date for that purpose is the date the first shareholder signs the consent. If the Oregon Business Corporation Act requires that notice of a proposed action be given to non-voting shareholders and that the action is to be taken by unanimous consent of the shareholders, at least 10 days written notice of the proposed action will be given to non-voting shareholders before the action is taken.

Page 2 – Restated Bylaws of South Valley Bancorp, Inc.

SECTION 1.9 ADVANCE NOTICE OF NOMINATIONS AND PROPOSALS OF BUSINESS

(a) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the shareholders may be made at an annual meeting of shareholders (1) pursuant to the Corporation’s proxy materials with respect to such meeting, (2) by or at the direction of the Board of Directors or (3) by any shareholder of record of the Corporation (a “Record Shareholder”) at the time of the giving of the notice required in subsection 1.9(b), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1.9. For the avoidance of doubt, the foregoing clause (3) shall be the exclusive means for a shareholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at an annual meeting of shareholders.

(b) For nominations or business to be properly brought before an annual meeting by a Record Shareholder pursuant to clause (3) of the foregoing paragraph, (i) the Record Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, and (ii) any such business must be a proper matter for shareholder action under the Oregon Business Corporation Act. To be timely, a Record Shareholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not less than 90 or more than 120 days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that, subject to the last sentence of this subsection (b), if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the Record Shareholder to be timely must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least 10 days before the last day a Record Shareholder may deliver a notice of nomination in accordance with the preceding sentence, a Record Shareholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a Record Shareholder’s notice.

(c) Such Record Shareholder’s notice shall set forth:

i. if such notice pertains to the nomination of directors, as to each person whom the Record Shareholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected;

Page 3 – Restated Bylaws of South Valley Bancorp, Inc.

ii. as to any business that the Record Shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such Record Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

iii. as to (A) the Record Shareholder giving the notice and (B) the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”):

(1) the name and address of each such party;

(2)(A) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by each such party (for purposes of this Section 1.9, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such shareholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); and

(3) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

Page 4 – Restated Bylaws of South Valley Bancorp, Inc.

(d) A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a Record Shareholder in accordance with this Section 1.9 or (ii) the person is nominated by or at the direction of the Board of Directors. Only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defectively proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

(e) For purposes of this section and Section 1.2(g) of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f) Notwithstanding the foregoing provisions of this Section 1.9, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.9. Nothing in this Section 1.9 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 1.10 SHAREHOLDERS’ LIST FOR MEETING

After the record date for a meeting is fixed, the Corporation will prepare an alphabetical list of all shareholders entitled to notice of the shareholders’ meeting. The list will be arranged by voting group and, within each voting group, by class or series of shares, and it will show the address of and number of shares held by each shareholder. The shareholders’ list will be available for inspection by any shareholder, upon proper demand as may be required by applicable law, beginning two business days after notice of the meeting is given and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation will make the shareholders’ list available at the meeting, and any shareholder or the shareholder’s agent or lawyer will be entitled to inspect the list at any time during the meeting or any adjournment. The refusal or failure to prepare or to make available the shareholders’ list does not affect the validity of action taken at the meeting.

SECTION 1.11 PROXIES

(a) At any meeting of the shareholders, every shareholder having the right to vote or such shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for such shareholder by signing an appointment form or by an electronic transmission that contains or is accompanied by information from which one can determine that the shareholder, the shareholder’s agent, or the shareholder’s attorney-in-fact authorized the electronic transmission.

Page 5 – Restated Bylaws of South Valley Bancorp, Inc.

(b) The appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the person authorized to tabulate votes. Receipt of a facsimile transmission of a complete reproduction of the entire appointment form constitutes receipt of the appointment form for purposes of this section. An appointment is valid for 11 months or such other time period as expressly provided in the appointment.

(c) Subject to applicable law and to any express limitation on the proxy’s authority stated in the appointment form or electronic transmission, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

SECTION 1.12 CONDUCT OF MEETINGS.

(a) At each meeting of shareholders, a chair shall preside. The chair shall be the Chair of the Board of Directors or, in the absence of the chair of the board, the Vice Chair, or, in the absence of the Vice Chair, the President or, in the absence of the President, such other person as may be appointed by the Board of Directors. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be the person the chair of the meeting appoints.

(b) The chair of the meeting shall determine the order of business and shall establish and enforce rules for the conduct of the meeting. When rules are established in anticipation of the meeting, the Corporation shall advise the attending shareholders of this either before or at the beginning of the meeting.

(c) The chair of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall close upon the final adjournment of the meeting. After the polls close, no ballots, proxies, votes or revocations or changes thereto may be accepted.

(d) The chair of the meeting shall have the power to adjourn the meeting to another date, time or place.

SECTION 1.13 INSPECTORS OF ELECTION

(a) The Corporation shall appoint one or more inspectors to act at a meeting of shareholders and make a written report of the inspectors’ determinations. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability.

(b) The inspectors shall:

(1)	ascertain the number of shares outstanding and the voting power of each;
(2)	determine the shares represented at a meeting;
(3)	determine the validity of proxies and ballots;

Page 6 – Restated Bylaws of South Valley Bancorp, Inc.

(4)	count all votes; and
(5)	determine the result.

(c) An inspector may be an officer or employee of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails or is unable to act. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

ARTICLE 2

BOARD OF DIRECTORS

SECTION 2.1 NUMBER AND ELECTION AND REMOVAL OF DIRECTORS

(a) The Board of Directors will consist of not less than six and not more than sixteen members. The number of directors will be established within this range from time to time by the Board of Directors. A decrease in the number of directors will not have the effect of shortening the term of any incumbent director.

(b) At each annual meeting, the shareholders will elect directors by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Each director will be elected to hold office until the next annual meeting of shareholders and until the election and qualification of a successor, subject to prior death, resignation or removal.

(c) Any director of the Corporation may be removed at any time with or without cause, and except as otherwise required by law, only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to elect such director, at a meeting of the shareholders called for that purpose, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. If the director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director.

SECTION 2.2 VACANCIES

Unless otherwise provided in the Articles of Incorporation, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the Board of Directors or if the remaining directors do not constitute a quorum, by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy will serve for the unexpired term of the director’s predecessor in office, subject to prior death, resignation or removal.

SECTION 2.3 ANNUAL MEETING

An annual meeting of the Board of Directors will be held without notice immediately after the adjournment of the annual meeting of the shareholders or at another time designated by the Board of Directors upon notice in the same manner as provided in Section 2.5. The annual meeting will be held at the principal office of the Corporation or at such other place as the Board of Directors may designate.

Page 7 – Restated Bylaws of South Valley Bancorp, Inc.

SECTION 2.4 REGULAR MEETINGS

The Board of Directors may provide by resolution for regular meetings. Unless otherwise required by such resolution, regular meetings may be held without notice of the date, time, place or purpose of the meeting.

SECTION 2.5 SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by the President or any member of the Board of Directors. Notice of each special meeting will be given to each director, either by oral or in written notification actually received not less than 24 hours prior to the meeting or by written notice mailed by deposit in the United States mail, first class postage prepaid, addressed to the director at the director’s address appearing on the records of the Corporation not less than 72 hours prior to the meeting. Special meetings of the directors may also be held at any time when all members of the Board of Directors are present and consent to a special meeting. Special meetings of the directors will be held at the principal office of the Corporation or at any other place designated by a majority of the Board of Directors.

SECTION 2.6 CONFERENCE TELEPHONE OR OTHER COMMUNICATIONS EQUIPMENT

The Board of Directors may permit directors to participate in a meeting by any means of communication by which all of the persons participating in the meeting can hear each other at the same time. Participation in such a meeting will constitute presence in person at the meeting.

SECTION 2.7 WAIVER OF NOTICE

A director may, at any time, waive any notice required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act. Except as otherwise provided in this Section 2.7, the waiver must be in writing, must be signed by the director, must specify the meeting for which notice is waived, and must be delivered to the Corporation for inclusion in the minutes and filing in the corporate records. A director’s attendance at a meeting waives any required notice, unless the director at the beginning of the meeting or promptly upon the director’s arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

SECTION 2.8 QUORUM

A majority of the number of directors that has been established by the Board of Directors pursuant to Section 2.1 of these Bylaws will constitute a quorum for the transaction of business.

Page 8 – Restated Bylaws of South Valley Bancorp, Inc.

SECTION 2.9 VOTING

The act of the majority of the directors present at a meeting at which a quorum is present will for all purposes constitute the act of the Board of Directors, unless otherwise provided by the Articles of Incorporation or these Bylaws.

SECTION 2.10 ACTION WITHOUT MEETING

Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if a written consent, or consents, describing the action taken is signed by each director and included in the minutes and filed with the corporate records. The action is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of an act of the Board of Directors at a meeting and may be described as such in any document.

SECTION 2.11 POWERS OF DIRECTORS

The Board of Directors will have the sole responsibility for the management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is vested with all of the powers possessed by the Corporation itself, so far as this delegation of power is not inconsistent with the Oregon Business Corporation Act, the Articles of Incorporation, or these Bylaws. The Board of Directors will have the power to determine what amount constitutes net earnings of the Corporation, what amount will be reserved for working capital and for any other purpose, and what amount, if any, will be declared as dividends. Such determinations by the Board of Directors will be final and conclusive except as otherwise expressly provided by the Oregon Business Corporation Act or the Articles of Incorporation. The Board of Directors may designate one or more elected officers of the Corporation who will have the power to sign all deeds, leases, contracts, mortgages, deeds of trust and other instruments and documents executed by and binding upon the Corporation. In the absence of a designation of any other elected officer or officers, the President and Treasurer are so designated.

SECTION 2.12 COMMITTEES

The Board of Directors may designate from among its members an Executive Committee and any number of other committees. The Board of Directors shall designate from among its members an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each consisting of at least three directors, all of the members being directors who are not employees or executive officers of the Corporation. Each additional committee must consist of two or more directors and will have such powers and will perform such duties as may be delegated and assigned to the committee by the Board of Directors. A committee may not (a) authorize or approve distributions, except according to a formula or method, or within limits, prescribed by the Board of Directors; (b) approve or propose to shareholders action that must be approved by shareholders under the Oregon Business Corporation Act; (c) fill vacancies on the Board of Directors or on any of its committees, except that the Board of Directors may appoint one or more directors as alternate members of any committee to replace any absent or disqualified member during the member’s absence or disqualification and in the event of the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, unanimously, may appoint a director to act in place of the absent or disqualified member; (d) adopt, amend or repeal these bylaws; or (e) take any other action which the Oregon Business Corporation Act prohibits a committee of a board of directors to take. The provisions of Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, and 2.10 of the Bylaws will also apply to all committees of the Board of Directors. Each committee will keep written records of its activities and proceedings. All actions by committees will be reported to the Board of Directors at its next regular meeting following the action and the Board of Directors may ratify, revise or alter such action, provided that no rights or acts of third parties will be affected by any such revision or alteration.

Page 9 – Restated Bylaws of South Valley Bancorp, Inc.

SECTION 2.13 CHAIR AND VICE CHAIR

The Board of Directors may elect one of its members to be chairperson of the Board of Directors (“Chair”) and one its members to be Vice Chair of the Board of Directors to serve at the pleasure of the Board of Directors. The Chair will advise and consult with the Board of Directors and the officers of the Corporation as to the determination of policies of the Corporation, will preside at all meetings of the Board of Directors and of the shareholders, and will perform such other functions and responsibilities as the Board of Directors may designate from time to time. The Vice Chair shall perform such duties as the Board of Directors may prescribe from time to time or as may be required by law and shall perform the duties of the Chair in case of the Chair’s absence, disqualification or inability.

SECTION 2.14 DIRECTOR COMPENSATION

Unless otherwise restricted by the Articles of Incorporation, the Board of Directors or a committee thereof may fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid other compensation as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any board committee may be compensated for their committee service.

SECTION 2.15 PRESUMPTION OF ASSENT

A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when a corporate action is taken is deemed to have assented to the action taken unless (1) the director objects at the beginning of the meeting or promptly upon the director’s arrival to holding the meeting or transacting business at the meeting, (2) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (3) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Page 10 – Restated Bylaws of South Valley Bancorp, Inc.

ARTICLE 3

OFFICERS

SECTION 3.1 DESIGNATED OFFICERS

The officers of this Corporation will consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom will be appointed by the Board of Directors at the annual meeting of the Board of Directors or at any regular meeting of the Board of Directors or at any special meeting called for that purpose. One person may simultaneously serve in any two or more offices, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, these Bylaws or the Corporation’s Articles of Incorporation to be executed, acknowledged or verified by two or more officers. Any vacancies occurring in any office of this Corporation may be filled by appointment by the Board of Directors at any regular meeting or any special meeting called for that purpose. Each designated officer will hold his or her office until the next annual meeting of the Board of Directors and until the election and qualification of a successor in such office, subject to prior death, resignation or removal.

SECTION 3.2 OTHER OFFICERS

The Board of Directors may appoint other officers of the Corporation as it may deem necessary including without limitation Assistant Secretaries or Assistant Treasurers; or it may vest the authority to appoint other officers of the Corporation in the President or such other officers as it deems appropriate, subject in all cases to the discretion of the Board of Directors.

SECTION 3.3 REMOVAL

The directors, at any regular meeting or any special meeting called for that purpose, may remove any officer with or without cause; provided, however, that no removal will impair the contract rights, if any, of the officer removed or of this Corporation or of any other person or entity.

SECTION 3.4 DUTIES AND POWERS OF OFFICERS

The officers of the Corporation shall have such duties and powers as are provided in these bylaws or prescribed from time to time by resolution of the Board of Directors, or by direction of an officer authorized by the Board of Directors to prescribe the duties of another officer or other officers.

SECTION 3.5 PRESIDENT

The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business affairs and property of the Corporation and general supervision over its officers, employees, and agents. The President shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are performed. The President or any other officer of the Corporation appointed or designated by the President (and such other officers as are authorized by the Bylaws or by resolution of the Board of Directors) may execute bonds, notes and other evidence of indebtedness, mortgages, contracts, leases, and other agreements, except where such documents are required by law to be otherwise signed, and except where the signing thereof is exclusively delegated to some other officer or employee of the Corporation by the Board of Directors. In the absence of the Chair or Vice Chair of the Board of Directors, the President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors.

Page 11 – Restated Bylaws of South Valley Bancorp, Inc.

SECTION 3.6 SECRETARY

The Secretary shall act as secretary of all meetings of the Board of Directors and the shareholders of the Corporation. When requested, the Secretary shall also act as secretary of the meetings of the committees of the Board of Directors. The Secretary shall cause the minutes of all such meetings to be kept and preserved. The Secretary shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation; shall have custody of all deeds, leases, contracts and other important corporate documents; shall see that all reports, statements and other documents (except tax returns) required by law to be filed are properly filed; and shall in general perform all the duties incident to the office of secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Directors or the President.

SECTION 3.7 TREASURER, CHIEF FINANCIAL OFFICER

(a) The Treasurer, who may be designated as the Chief Financial Officer, shall have general supervision over the receipt, care and custody of all moneys, funds and securities of the Corporation, including the investment of those assets. The Treasurer shall be responsible for the performance of all duties incident to the office of treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors or the President.

(b) In addition to the Treasurer, the Board of Directors may appoint a Chief Financial Officer. The Chief Financial Officer will have general supervision over the records of the Corporation’s financial transactions and will make periodic reports to the Board of Directors on the Corporation’s financial condition and perform such other duties as may be assigned from time to time by the President or the Board of Directors.

SECTION 3.8 VICE PRESIDENTS

Each Vice President shall have the powers and duties delegated to that Vice President by the Board of Directors. One Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

ARTICLE 4

STOCK AND OTHER SECURITIES

SECTION 4.1 CERTIFICATED AND UNCERTIFICATED SHARES

All shares of stock and other securities of this Corporation may be issued with or without certificates. All certificates for shares shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and may be sealed with the Corporation’s seal, or a facsimile thereof, and shall state the number and class (and series, if any) of shares owned by the shareholder and contain such other information as required by law. All uncertificated shares shall be evidenced by a book entry system administered by the Corporation’s Transfer Agent pursuant to procedures, terms and conditions as the Corporation and the Transfer Agent shall adopt from time to time. The Board of Directors shall designate the class or classes of the Corporation’s securities that may be represented by uncertificated shares.

Page 12 – Restated Bylaws of South Valley Bancorp, Inc.

SECTION 4.2 TRANSFER AGENT AND REGISTRAR

The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the stock and other securities of the Corporation. The signatures of the President or a Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed by a Transfer Agent, or registered by a Registrar.

SECTION 4.3 TRANSFER

Title to a certificate and to the interest in this Corporation represented by that certificate can be transferred only (a) by delivery of the certificate endorsed by the person designated by the certificate to be the owner of the interest represented thereby either in blank or to a specified person or (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same, signed by the person designated by the certificate to be the owner of the interest represented thereby either in blank or to a specified person.

SECTION 4.4 NECESSITY FOR REGISTRATION

Prior to presentment for registration upon the transfer books of the Corporation of a transfer of stock or other securities of this Corporation, the Corporation or its agent for purposes of registering transfers of its securities may treat the registered owner of the security as the person exclusively entitled to vote the securities; to receive any notices to shareholders; to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; and otherwise to exercise or enjoy any or all of the rights and powers of an owner.

SECTION 4.5 FIXING RECORD DATE

The Board of Directors may fix in advance a date as record date for the purpose of determining the registered owners of stock or other securities (a) entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof as set forth in Section 1.5; (b) entitled to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; or (c) entitled to otherwise exercise or enjoy any or all of the rights and powers of an owner, or in order to make a determination of registered owners for any other proper purpose. The record date will be not more than 70 days and, in the case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action which requires such determination of registered owners is to be taken.

Page 13 – Restated Bylaws of South Valley Bancorp, Inc.

SECTION 4.6 LOST CERTIFICATES

In case of the loss or destruction of a certificate of stock or other security of this Corporation, a duplicate certificate may be issued in its place upon such conditions as the Board of Directors may prescribe.

ARTICLE 5

CORPORATE SEAL

The Board of Directors may provide a suitable seal, containing the name of the Corporation and the state of incorporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

ARTICLE 6

AMENDMENTS

The Board of Directors may make new bylaws and amend or repeal these bylaws (including bylaws previously made or amended by the shareholders unless the shareholders have prohibited such amendment or repeal). Action on any amendment or repeal may be taken at any regular or special meeting of the Board of Directors by vote of a majority of the number of directors prescribed in section 2.1, subject, however, to the power of the shareholders at any annual or special meeting to make new bylaws, and to amend or repeal bylaws made by the Board of Directors. No amendment to the bylaws reducing the number of directors may be applied to shorten the term of any incumbent director.

ARTICLE 7

SEVERABILITY

If any provision of these Bylaws is found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions will not be affected.

Page 14 – Restated Bylaws of South Valley Bancorp, Inc.